                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors and the
Stockholders of Wire One Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements of Wire One Technologies, Inc. on Forms S-8 and the Registration Statements Nos. 333-96321, 333-62135, 333-39501, 333-30389, 333-20617,
333-42518, 333-69432 and 333-74484 of our report dated March 7, 2003 relating to the consolidated financial statements Wire One Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

BDO Seidman, LLP
Boston, Massachusetts
July 2, 2003